UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 11, 2010

______________________________

SYSTEMAX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)
11 Harbor Park Drive
Port Washington, New York 11050
(Address of principal executive offices)

(516) 608-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07             Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Systemax Inc. (the “Company”) was held on June 11, 2010. At the annual meeting, the stockholders of the Company voted on three proposals, summarized below.

1.	To elect eight directors for a one-year term ending at the Company’s 2011 annual meeting of stockholders or until their respective successors are duly elected and qualified:

	For	Withheld	Broker Non- Votes
Richard Leeds	31,012,199	1,847,133	3,023,198
Bruce Leeds	30,865,991	1,993,341	3,023,198
Robert Leeds	30,865,891	1,993,441	3,023,198
Gilbert Fiorentino	30,834,632	2,024,700	3,023,198
Lawrence P. Reinhold	30,582,040	2,277,292	3,023,198
Stacy S. Dick	32,099,722	759,610	3,023,198
Robert D. Rosenthal	32,099,918	759,414	3,023,198
Marie Adler-Kravecas	32,117,048	742,284	3,023,198

2.	To approve the Company’s 2010 Long-Term Incentive Plan :

For	28,532,854
Against	3,662,800
Abstain	663,678
Broker Non-Vote	3,023,198

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010:

For	35,867,493
Against	10,862
Abstain	4,175
Broker Non-Vote	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

By: /s/ Curt Rush
Name: Curt Rush
Title:   General Counsel and Secretary

Date:  June 14, 2010